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                                                                   Exhibit 10.30


                              (Summary Translation)



                         Foreign Currency Loan Contract

                        Contract No.: 3600231112006510082


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                                TABLE OF CONTENTS

Article  1  Definition....................................................     3

Article  2  Facility Commitment...........................................     5

Article  3  Use of Facility...............................................     5

Article  4  Facility Term.................................................     5

Article  5  Rate and Interest.............................................     5

Article  6  Overdue Interest..............................................     6

Article  7  Conditions Precedent to Drawdown..............................     6

Article  8  Drawdown......................................................     7

Article  9  Capital Payment...............................................     8

Article  10 Interest Payment and Principal Reimbursement..................     8

Article  11 Advance Repayment.............................................     8

Article  12 Priority of Repayment.........................................     9

Article  13 Management of Account.........................................     9

Article  14 Settlement and Sale of Foreign Currencies.....................     9

Article  15 Settlement Bank...............................................    10

Article  16 Representation and Warranties of Borrower.....................    10

Article  17 Examination of Use of Proceeds................................    10

Article  18 Information Disclosure........................................    11

Article  19 Supervision of Loan Project...................................    12

Article  20 Rights and Obligations of Borrower............................    13

Article  21 Security......................................................    13

Article  22 Default Event and Liability of Borrower.......................    14

Article  23 Amendment and Termination of Loan Agreement...................    14

Article  24 Entire Agreement..............................................    15

Article  25 Confidentiality...............................................    15

Article  26 Dispute Resolution............................................    15

Article  27 Miscellaneous.................................................    15

Article  28 Effectiveness and Termination of Loan Agreement...............    15

Annex    1  Drawdown Notice...............................................    17



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Borrower:               Jiangxi LDK Solar High-Tech Co, Ltd.

Address:                High-Tech Industrial Park, Xinyu City, Jiangxi

Legal Representative:   Xiaofeng Peng

Zip Code:               338000

Handling Person:        Chenshi Fu

Tel:                    0790-6860027

Fax:                    0790-6860028


Lender:                 China Development Bank

Address:                29 Fu Chen Men Wai Avenue, Xicheng District, Beijing

Legal Representative:   Yuan Chen

Zip Code:               100037

Handling Branch:        Jiangxi Branch

Address:                68 West Zhongshan Rd., Nanchang, Jiangxi

Responsible Person:     Huaxiang Cai

Zip Code:               330025

Handling Person:        Zhiping Zhang

Tel:                    0791-6592391

Fax:                    0791-6592320


      To accelerate the industrialization project aimed at an annual output of 200MW solar energy multicrystalline silicon wafers, the Borrower requests to borrow and the Lender agrees to lend foreign-currency loan. In accordance with the relevant state laws and regulations, the Lender and the Borrower enter into the Contract observing an equal, voluntary and fair principle and in good faith.

ARTICLE  1  DEFINITION

      Unless otherwise provided herein, the following expressions shall have the following meanings:

      (1)   BORROWER means China Development Bank.


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      (2)   LENDER means Jiangxi LDK Solar High-Tech Co, Ltd.

      (3) PROJECT means the industrialization project aimed at an annual output of 200MW solar energy multicrystalline silicon wafers.

      (4) FACILITY COMMITMENT means the highest amount the Lenders agrees to lend to the Borrower.

      (5) OUTSTANDING BALANCE means the amount that the Lender has made available to the Borrower but the Borrower has not repaid.

      (6)   DRAWDOWN PERIOD shall have the meaning set forth in Article
            8.3.

      (7) FACILITY ACCOUNT means the account opened by the Lender for the Borrower to record the lending and repayment under the facility.

      (8) DEPOSIT ACCOUNT means the account opened by the Lender for the Borrower for the purpose of deposit and settlement of loan proceeds.

      (9) LOAN PAYMENT means the payment of loan made by the Lender to the Deposit Account opened with the Handling Branch of the Lender according to the needs of the Borrower or directly to the Borrower based on the Borrower's advance request.

      (10) HANDLING BRANCH means the branch of the Lender as authorized by the Lender to be responsible for the entry of the Contract and the management of the facility.

      (11) SETTLEMENT BANK means the bank providing settlement services to the Borrower and supervising the use of the loan under the Contract according to the relevant agreements.

      (12)  INTEREST PERIOD shall have the meaning set forth in Article
            5.2.

      (13) INTEREST PAYMENT DATE means the date on which the Borrower shall pay interests to the Lender as set forth in Article 5.2.

      (14) FIRST REPAYMENT DATE means the date on which the Borrower repays the loan principal for the first time as set forth in Article 10.1.

      (15) REPAYMENT DATE means the date on which the Borrower repays the loan principal as set forth in Article 10.1.

      (16) GRACE PERIOD means the period during which the Borrower makes payment on interests only but not on principal.

      (17) BUSINESS DAY means a day other than statutory holidays and general holidays on which the Lender is open.

      (18) GUARANTORS means the warrantors, mortgagors and pledgors providing guaranty for the Borrower hereunder.


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      (19)  GUARANTY CONTRACTS means the warranty contracts, mortgage contracts and pledge contracts hereunder.

      (20) LIBOR means the London inter-bank offered rate as published by the British Bankers' Association for deposits in Dollars at 11:00 a.m. London time two business days before the beginning of each Interest Period as displayed on page 3750 of the Telerate screen (if no rate is available on said screen, on the corresponding screen of Reuter Terminal).

ARTICLE  2  FACILITY COMMITMENT

      The Facility Commitment hereunder shall be USD25,000,000 (twenty-five million US dollars).

ARTICLE  3  USE OF FACILITY

      The loan hereunder shall be used for the import of specialized equipment for the industrialization project aimed at an annual output of 200MW solar energy multicrystalline silicon wafers. The Borrower shall not misappropriate the loan hereunder or use it in fields expressly prohibited by the government.

      In the event of misappropriation of the loan, the Lender will charge penalty interests on such misappropriated amount based on penalty interest rate until such misappropriation is cured.

      Penalty interest rate = loan interest rate provided herein x 200%.

      Penalty interest shall be the misappropriated amount x penalty interest rate x number of days of misappropriation divided by 360.

ARTICLE  4  FACILITY TERM

      The term of the facility hereunder shall be five years from December 30, 2006 to December 1, 2011, and the Grace Period shall be one year from December 30, 2006 to December 29, 2007.

ARTICLE  5  RATE AND INTEREST

(1)   Interest Rate:

This Loan Agreement shall bear interest at a rate of 6 months USD LIBOR+150BP per annum.

(2)   Interest Period and Interest Payment Date

The duration of each Interest Period shall be six months, the initial Interest Period shall commence from December 2006 to June 21, 2007.

The Interest Payment Date is each June 21 and December 21. Any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if that day falls in the following calendar month, on the immediately


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preceding Business Day. The last Interest Payment Day under the Contract shall be the Installment Date for the last Facility. On such day, Principal and Interests shall be fully paid.

(3)   Calculation of Interest:

Interest shall be calculated based on the Loan Balance and on the actual number of days elapsed in a 360-day year.

Formula for Interest Calculation: Loan Balance x Interest Rate x Actual Number of Days of the Loan within the Interest Period divided by 360 days

ARTICLE  6  OVERDUE INTEREST

(1) In the event where the Borrower failed to pay the Principal, Interests and Fees in accordance with the Contract, it shall be charged with the Overdue Interest.

               Overdue Interest = Interest Rate Agreed x 150%

(2) Formula for Overdue Interest calculation: Overdue Amount x Overdue Interest Rate x Overdue Dates divided by 360

(3) In the event where the Borrower failed to pay the overdue Principal, Interests and Fees upon the next Payment Day, the Overdue Interest will be recalculated in accordance with the Interest Period.

(4) If the Interest Rate is a flexible interest rate, all Overdue Interest Rate of the Overdue Amount shall be adjusted according to the Current Interest Rate.

ARTICLE  7  CONDITIONS PRECEDENT TO DRAWDOWN

(1) The Precedent Conditions to initial Drawdown by the Borrower including the following:

(a)   The Lender has received the following documents provided by the
      Borrower:

      (i) approvals from competent authorities on establishment of the Project;

      (ii) corporate documents of the Borrower, including business license, duplicate of articles of associations, audited financial statements of past 3 years and financial statement of recent quarter;

      (iii) resolutions by competent authorities of the Borrower to authorize the Borrower enter into and perform the Contract, as well as resolutions of competent authorities of the Warrantor to authorize the Warrantor enter into and perform the Security Agreement;

      (iv) specimen signature(s) from the legal representative(s) of the Borrower or Power of Attorney for the authorized signatory and specimen signature(s), as well as specimen signature(s) from the legal representative(s) of the Warrantor or Power of Attorney for the authorized signatory and specimen signature(s);

      (v) duplicate or copy of the approved and valid commercial contract relevant to


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      the Contract;


(b) The Borrower has established the Loan Account and Saving Account required by Article 13;

(c)   The Security Agreement required has been executed and validated;


(2) The Precedent Conditions to each Drawdown (including initial Drawdown) by the Borrower including the following:


      (i)   statement by the Borrower under Article 16 is true and valid;

      (ii)  compliance with the Promises and Warranties made under Article 16;

      (iii) no Event of Default under Article 22 have occurred;

      (iv) the Project Capital and other supportive funds are fully funded follow the proposed project.

ARTICLE  8  DRAWDOWN

(1)   Drawdown Schedule

      The following is the Drawdown Schedule of the Facility under the Contract:
      December 30, 2006: USD 25,000,000 (Twenty-Five Million US dollars)

      Where the Borrower wishes to change the Drawdown Schedule, it shall send a Notice shall the Lender 15 Business Days in advance.

(2)   Drawdown Procedure

The Borrower shall give an irrevocable Drawdown Notice to the Lender three Business Days before the Drawdown Date (see Appendix 1). The lender shall, upon the receipt and approval of the Drawdown Notice, transfer the facility from the Loan Account of the Borrower to its Saving Account or to the account designated by the Borrower in the Drawdown Notice on the date of Drawdown.

(3)   Drawdown Period

(a) The duration of the Drawdown Period shall be 1 month, from December 30, 2007 to January 29, 2007.

(b) The Facility can only be made to the Borrower within the Drawdown Period. At the close of the Drawdown Period, the undrawn amount of the Facility shall be automatically cancelled.

(c) Drawdown Period shall not be postponed without consent from the Lender. In the event where the Borrower needs to postpone the Drawdown Period, a written notice


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      shall be submitted to the Lender 3 days prior to the close of the
      Drawdown Period. The Drawdown Period can be postponed with the written approval from the Lender.

ARTICLE  9  CAPITAL PAYMENT

The Borrower shall provide the Lender with Payment Notice and evidence of payment one day before the proposed payment day. The Lender shall examine the aforementioned documents in accordance with its internal management process. If evidence of payment is deemed to be true and completed, the Lender shall perform the payment upon the day of receiving the payment notice. Where if the evidence of payment is deemed to be untrue and uncompleted, the Lender could suspend performance of the payment or refuse to perform.

The Borrower shall provide evidence of payment including : project application, equipment purchasing contract, list of equipment and so on.

ARTICLE  10 INTEREST PAYMENT AND PRINCIPAL REIMBURSEMENT

(1)   Instalments of Principal Reimbursement

Dec. 1, 2007: USD 5,000,000 (Five million US dollars)

Dec. 1, 2008: USD 5,000,000 (Five million US dollars)

Dec. 1, 2009: USD 5,000,000 (Five million US dollars)

Dec. 1, 2010: USD 5,000,000 (Five million US dollars)

Dec. 1, 2011: USD 5,000,000 (Five million US dollars)

(2) The Lender shall deliver the Notice of Payment for Principal, Interests and Fees to the Borrower on the day prior to the Payment Day.

(3) The Borrower shall remit the amount payable to the bank account designated by the Lender within 5 business days before each repayment date.

(4) Whether the Lender has notified the Borrower or not and the contents of the Payment Notice are accurate or not, the Brower shall not be exempted from its obligation to repay the principle and interests on time.

(5) On each repayment date, the Lender may credit relevant amounts from the Deposit Account opened by the Borrower with the Lender.

ARTICLE  11 ADVANCE REPAYMENT

This Article applies in case that the Borrower voluntarily repays the loans hereunder in advance.

(1) The Borrower is not permitted to make advance repayment without the Lender's consent.

(2) The Borrower shall apply for an advance repayment by sending to the Lender a 10-day written application.


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(3) In case that the Lender permits the Borrower to make an advance repayment, the Borrower shall remit the principles and relevant interests as well as relevant fees to the bank account designated by the Lender within 5 business days before the repayment date of the principles.

(4) The advance repayment shall first be used to compensate the loan with the latest due date, i.e. the loans shall be repaid in reverse order.

(5) The Borrower's application for advance repayment is irrevocable. The Borrower cannot apply to withdraw the amount that has been repaid in advance.

(6) The Borrower shall not make advance repayment during the Drawdown Period.

ARTICLE  12 PRIORITY OF REPAYMENT

In case that the Borrower makes repayment with an amount less than the amount due on the same day as agreed hereunder, such amount shall be used to repay the following items in sequence:

(1)   compensation and damage,

(2)   penalty interests,

(3)   overdue interests,

(4)   overdue principles,

(5)   fees,

(6)   interests,

(7)   principles.

In case that the repayment made by the Borrower is not sufficient to cover all the amounts in the same sequence, such amounts shall be repaid in the sequence of time when such amounts occur.

ARTICLE  13 MANAGEMENT OF ACCOUNT

The Borrower shall open a loan account and a deposit account with the Lender's Handling Branch no later than December 30, 2006, to be used for lending, settlement and repayment of principles and interests.

ARTICLE  14 SETTLEMENT AND SALE OF FOREIGN CURRENCIES

The Borrower shall handle the settlement of the loan proceeds hereunder and the sale of foreign currencies through the Lender's Handling Branch and shall pay the handling fees pursuant to the Table of Handling Fees of the Lender.


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ARTICLE  15 SETTLEMENT BANK

 The Lender has selected the Bank of Communication Nanchang Branch as the Settlement Bank, with which the Borrower shall open an account. The payments made from such bank account shall be supervised by the Lender and the Settlement Bank.

The foresaid settlement of the loan proceeds refers to the settlement of the loan proceeds hereunder and the settlement of the account specially opened for such proceeds.

ARTICLE  16 REPRESENTATION AND WARRANTIES OF BORROWER

(1) The Borrower is a duly incorporated legal entity, holds a currently valid business license, and owns its assets and operates its business according to laws;

(2) The Borrower has been duly authorized to execute this Contract and the undersigned is the Borrower's representative with effective authorization. This Contract is legally binding to the Borrower upon effectiveness hereof.

(3) The financial reports provided by the Borrower to the Lender is compiled according to the existing laws, regulations and accounting principles and have reflected the true and accurate financial status of the Borrower during the period of such reports.

(4) Other materials provided by the Borrower to the Lender are true and accurate and the copies thereof are conformed to the originals.

(5) The Borrower confirms that it has obtained the approval from relevant authority for the loan project and warrants that all the approval documents are true and lawful.

(6) The technical plan, construction contents and construction scale of the loan project are reasonable and feasible and there is no reduction, expansion or surpassing of the construction scale and standards by the Borrower.

(7) The Borrower confirms that the Lender has priority to the loans for the subsequent project finance plans.

ARTICLE  17 EXAMINATION OF USE OF PROCEEDS

After the loans are distributed, the Lender has the right to inspect the use of the proceeds hereunder by means of on-site or off-site examination. The Borrower shall, upon the Lender's request, provide to the handling branch a report on the use of the proceeds and relevant certification of such uses. The Lender may examine the use of proceeds on site and the Borrower shall actively cooperate and provide relevant materials according to the Lender's requests. The Lenders examination includes:

(1) whether the capital for the project and other auxiliary capital have been fully funded as agreed;

(2) whether the purpose of proceeds has been changed and whether the proceeds, after being received and before becoming materialized work quantity, flows into equity exchange, option exchange, real estate operation, risk investment and other area prohibited by the Lender;


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(3) whether the project develops smoothly, whether there is any serious accident, whether the large equipments have been properly installed and whether the construction period is extended;

(4) whether the accumulated implementation and progress of the project is consistent with the accumulated expenses for the project and whether such expenses are made according to relevant provisions.

(5) whether the estimated total investment can be limited within the estimation.

In case that the Lender finds, upon examinations, that the completion of the loan project is adversely influenced due to improper use of proceeds by the Borrower, The Lender may request the Borrower to rectify in a specified period of time.

ARTICLE  18 INFORMATION DISCLOSURE

(1) During the period when the Loan Project under this Contract is being constructed, the Borrower shall, by the 5th of each month, submit to the handing branch of the Lender a monthly report on the Loan Project of the previous month in the form as requested by the Lender, and by February 15 of each year, submit to the handling branch of the Lender an annual report on the Loan Project of the previous year in the form as requested by the Lender;

(2) Within the 15 days from the completion and settlement of the Loan Project under this Contract, the Borrower shall submit to the handling branch of the Lender such materials as the financial settlement report on the completion of the Project and the analysis of the investment proceeds post the completion of the Project.

(3) The Borrower shall, by March 31 of each year, submit to the Lender a complete set of financial report (including the asset and liability statement, the profit and loss statement and the cashflow statement) on the previous accounting year audited by an accounting firm authorized by the Lender; and within the first 10 days of each quarter (the specific date is subject to negotiation) submit to the Lender a complete set of financial report on the previous quarter; and by September 10, submit to the Lender a complete set of financial report on the first half of the year (in the event that the Borrower is a publicly listed company, this provision will be changed to "the Borrower shall, within 3 days from its formal disclosure of the interim financial report or the annual financial report, submit to the Lender its interim financial report or annual financial report) ;

(4) In the event that the Borrower makes an amendment as to its name, premise, registered capital, scope of business, type of business, articles of association, or a significant change has occurred in its financial operations, the Borrower shall notify the Lender in writing 10 days in advance, and file the relevant materials with the Lender. In the event that a significant change has occurred as to the legal representative or the chief financial officer of the Borrower, the Borrower shall notify the Lender in writing promptly.

(5) The Lender is entitled to request the Borrower to provide all the material information on the application of the funds from the commencement of the Project to the termination of the Contract, and the Borrower shall provide such information promptly upon request.


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ARTICLE  19 SUPERVISION OF LOAN PROJECT

(1) The Lender may routinely visit the Borrower and the Loan Project, and obtain the information on the Loan Project through the following methods:

(a)   To be briefed by the Borrower on the status of the Loan Project;

(b) To review accounting documents such as the financial statements, accounting vouchers, accounting books and other relevant materials;

(c) To examine, investigate and verify the biding process, the quality and the progress of the Loan Project; and

(d)   To verify the financial and cashflow status of the Borrower.

The Borrower shall cooperate with the Lender for the purposes of the above activities.

(2) In the event that the Borrower will invite public bidding for a single project of above US$500,000 under this Contract, the Borrower shall, within 10 business days prior to the formal commencement of the bidding process, notify the Lender. If the Lender is to conduct the supervision on the bidding process, the Borrower shall render cooperation. The supervision and examination can be conducted through the following methods:

(a) To examine the bidding announcement, bidding invitation letter and bidding documents, and verify the credentials and credit of the tenderers;

(b) To supervise the opening and evaluation of the bids and attending all the important meetings in connection with the bidding; and

(c) To obtain information and solicit comments from the tenderee, the tenderer, the bidding agent, the relevant administrative department and the bidding notarization agency;

(d) To review the reports, contracts and relevant documents in connection with the bidding; and

(e) To examine, investigate and verify the implementation of the bidding result.

(3) The Borrower shall, in accordance with the relevant regulations of the state and the standard requirements of the industry, engage a qualified supervision agency to supervise the construction and the equipment installation and adjustment of the project. Upon the request by the Lender, the Borrower shall provide a supervision report for the project within the prescribed time limit.

(4) The Borrower shall, in accordance with the relevant regulations of the state and the standard requirements of the industry, purchase insurance for the project being constructed under this Contract. Upon the request by the Lender, the Borrower shall provide the relevant insurance policy or insurance certificate within the prescribed time limit.


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ARTICLE  20 RIGHTS AND OBLIGATIONS OF BORROWER

(1) The Borrower is entitled to request the Lender to provide loans in accordance with this Contract;

(2) The Borrower shall withdraw the loans in accordance with the withdrawal proposal under this Contract;

(3) The Borrower shall repay the principle and interest thereof in accordance with this Contract;

(4) The Borrower shall conduct and complete all the relevant procedures in accordance with the regulations on foreign reserve administration of the state;

(5) In the event that a transfer of operations or assets by the Borrower involves more than 20% of its total assets, a prior written consent by the Lender must be obtained;

(6) In the event that there is a change to the ownership of assets or the structure of the Borrower by way of merger or demerger, the Borrower shall notify the Lender of the relevant change proposal 7 days in advance, and obtain the consent thereof by the Lender. The aforesaid change proposal shall not infringe upon the legitimate rights of the Lender under this Contract;

(7) In the event that the guarantor's ability to provide guarantee under this Contract has been weakened, or the value of the mortgaged (pledged) property has decreased, the Borrower shall make up the security within the time limit as requested by the Lender, and the guarantor and the Lender shall enter into a valid security agreement according to the law;

(8) In the event that the Borrower provides security for a third party, and the accumulative amount subject to such security will exceed 70% of the net assets set forth in the Borrower's most recent financial statements, a prior written consent by the Lender must be obtained.

(9) The Borrower shall be prohibited from applying for loans from the Lender by falsely reporting on a construction project; and

(10) The Borrower shall cooperate with the Lender for the purpose of rating the credit of the Borrower, and provide the relevant materials as requested by the Lender.

ARTICLE  21 SECURITY

The following forms of security have been adopted under this Contract:

(1) Xiaofeng Peng and Shan Zhou, as guarantors, will provide unlimited joint liability guarantee;

(2) Jiangxi LDK Solar High-Tech Co. Ltd, as the mortgagor, will provide security by mortgaging its legally-owned manufacturing equipment, and a land of an area of 278.91 mu for the industrial purposes and a land of an area of 55.34 mu for the business and accommodation purposes located in the Economic Development Zone of Xinyu City as well as the buildings thereon.


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(3) Jiangxi LDK Solar High-Tech Co. Ltd, as the pledger, will provide security by pledging its rights and interests under the long-term sales and purchase agreement, which are allowed to be pledged according to the law.

The guarantor (the mortgagor or the pledger) shall promptly enter into a valid security agreement with the Lender according to the law.

ARTICLE  22 DEFAULT EVENT AND LIABILITY OF BORROWER

(1) Where the Borrower violates the provisions specified in Article 16, 17, 18, 19 or 20, or any representation or warranty made by the Borrower in Article 16 hereunder proves to be incorrect or misleading, the Lender is entitled to request the Borrower to cure such default in due time; Once the Borrower fails to cure such default in due time, the Lender shall have the right to adopt one or more following actions:

(a)   To cease loan distribution;

(b) To declare such debt due and payable prior to its specified maturity, and require the Borrower to repay in due time the principle and proceeds of the loan already distributed, and to deduct the repayment amount directly from the bank account opened by the Borrower (Upon the execution of this Loan Agreement, the Borrower simultaneously authorized the Lender to excise such aforesaid rights to deduct repayment amount direct from the Borrower's account);

(c)   To terminate the Loan Agreement unilaterally.

(2) Where any default of the Borrower that violates the provision other than those specified in Article 1 hereunder, the Lender shall be entitled to request the Borrower to cure such default in due time; Once the Borrower fails to cure such default in due time, the Lender shall have the right to request a liquidated damage accounting for 50% of the loans distributed at the time of the occurrence of such default, where the liquidated damage is not sufficient to cover the economic loss the Lender has sustained as a consequence of the said default, the Lender shall have the right to claim for compensation against the Borrower.

(3) Where any litigation takes place as a result of the default of the Borrower, the legal service fees paid by the Lender for such litigation shall be borne by the Borrower.

ARTICLE  23 AMENDMENT AND TERMINATION OF LOAN AGREEMENT

(1) Unless otherwise provided herein, after the effectiveness of this Loan Agreement, neither party shall amend or terminate this Loan Agreement unilaterally. This Loan Agreement may be amended or terminated only by mutual consent of both the Lender and the Borrower though consultation and such amendment or termination shall be made in writing.

(2) The Lender may assign its rights hereunder, in whole or in part, to a third party, provided that the Lender shall notify the Borrower of such assignment;

(3) Where all or part of the clauses herein are no longer satisfying the requirements of the Chinese laws, regulations or policies by reason of changes in such Chinese laws, regulations or policies, the Lender and the Borrower shall consult with each other and amend relevant clauses in a timely manner;


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(4) Where the Borrower or the Lender is unable to perform this Loan Agreement due to any event of force majeure, it shall notify the other party promptly and take efficient actions to prevent further losses. The prevented party shall, within 20 days after the occurrence of the event of force majeure, provide the other party with detailed information about such event of force majeure and documentation issued by relevant government authority evidencing the occurrence of the relevant event of force majeure and its influence associated.

ARTICLE  24 ENTIRE AGREEMENT

Any supplements, amendments or alterations shall constitute integral parts of this Loan Agreement.

ARTICLE  25 CONFIDENTIALITY

Neither party shall disclose to any third party the content hereof and any commercial secrets of the other party without the mutual consent of the Lender and the Borrower.

ARTICLE  26 DISPUTE RESOLUTION

Any disputes arising from the performance of this Loan Agreement shall be resolved though friendly consolation of both parties; In the event that any dispute can not be resolved through consultation, it shall be referred to the People's court of the city which the Lender's domicile is.

ARTICLE  27 MISCELLANEOUS

(1) Any matters not specified herein shall be managed by the Lender and the Borrower through consultation, or implemented in accordance with stipulations under relevant Chinese laws and regulations.

(2) This Loan Agreement is made in two originals and 6 counterparts, each party will hold one original, and the Borrower will hold 2 counterparts while the Lender will hold 4 counterparts.

ARTICLE  28 EFFECTIVENESS AND TERMINATION OF LOAN AGREEMENT

This Loan Agreement shall be effective from the date of the execution of both the Lender and the Borrower till the date of the repayment in full of all the debt hereunder.


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
Borrower: Jiangxi LDK Solar High-Tech Co., Ltd

            (Corporate seal)

Legal Representative (or Authorized Person):            /s/ Xiaofeng Peng
                                                     -------------------------

                                                         Date: December 29, 2006

Bank Name and Account No. of Borrower:



Lender: China Development Bank

            (Bank seal)

Legal Representative (or Authorized Person):     /s/ Lifa Fan
                                            -------------------------

                                                         Date: December 29, 2006


Signing Location: 68 Zhong Shan Xi Road, Nanchang, Jiangxi Province


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
ANNEX 1

                                 DRAWDOWN NOTICE

                                                            No.:

TO CHINA DEVELOPMENT BANK:

In accordance with the Loan Agreement entered into by and between our Company
and your Bank (Contract No:       ), we irrevocably apply for a drawdown as
follows:

-     Amount of Drawdown;

-     Drawdown Date;

-     Drawdown Purpose;

- We authorize your Bank to make the above-mentioned payment to _____________ directly on the Drawdown Date, whose opening bank and account No. are _______________________ _______________________;

- We authorize your Bank to make the above-mentioned payment to _____________ directly on the Drawdown Date, whose opening bank and account No. are _______________________ _______________________.


 We hereby represent that our Company has met all the conditions precedent to the drawdown as provided by the Loan Agreement (Contract No: ________) and no default has occurred under this Loan Agreement. The above drawdown will constitute the drawdown of our Company from the Bank and any liability incurred therefrom shall be borne by our Company.


Borrower:_______________   (Corporate seal)

Legal representative (authorized person):    /s/  Xiaofeng Peng
                                          _____________________________

Date:


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